           As filed with the Securities and Exchange Commission
                        on February 13, 1997.
                                   Registration No. 333-_____
_________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
          _____________________________________________
                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
          _____________________________________________

                FIRST LANCASTER BANCSHARES, INC.
---------------------------------------------------------------
    (Exact name of Registrant as Specified in Its Charter)

          Delaware                             61-1297318
---------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                       208 Lexington Street
                    Lancaster, Kentucky  40444
                           (606) 792-3368
-----------------------------------------------------------------
              (Address of Principal Executive Offices)

First Lancaster Bancshares, Inc. 1996 Stock Option and Incentive Plan
 First Lancaster Federal Savings Bank Management Recognition Plan
-----------------------------------------------------------------
                    (Full Title of the Plan)

                     Gary R. Bronstein, Esquire
                     Joel E. Rappoport, Esquire
                Housley Kantarian & Bronstein, P.C.
                  1220 19th Street N.W., Suite 700
                     Washington, D.C.  20036
-----------------------------------------------------------------
               (Name and Address of Agent For Service)

                        (202) 822-9611
----------------------------------------------------------------
  (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE
===================================================================================
Title of each                       Proposed Maximum   Proposed Maximum    Amount of
class of Securities  Amount to be   Offering Price    Aggregate Offering Registration
to be registered      registered      Per Share              Price            Fee
------------------------------------------------------------------------------------
Common Stock,
$0.01 par value       134,233 (1)      $(2)            $2,024,581.375 (2)   $613.51
=====================================================================================

(1) Maximum number of shares issuable under First Lancaster Federal Savings Bank Management Recognition Plan (38,352 shares) and First Lancaster Bancshares, Inc. 1996 Stock Option and Incentive Plan (95,881 shares), as such amounts may
be    increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock split, stock dividend or similar event involving the Registrant.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the price at which the options may be exercised. 134,233 shares are being registered hereby, of which 71,910 are under option at a weighted average exercise price of $14.9375 per share ($1,074,155.625 in the aggregate). The remainder of such shares, which are not presently subject to option (62,323 shares), are being registered based upon the average of the bid and asked price of the common stock of the Registrant as reported on the Nasdaq SmallCap Market ("SmallCap") on February 10, 1997 of $15.25 per share ($950,428.75 in the aggregate). Therefore, the total amount of the offering being registered herein is $2,024,581.375.

/TABLE

                                  PART I
                      INFORMATION REQUIRED IN THE SECTION
                             10(a) PROSPECTUS
ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

     *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the First Lancaster Federal Savings Bank Management Recognition Plan and First Lancaster Bancshares, Inc. 1996 Stock Option and Incentive Plan (together, the "Plans") in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                           PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

         First Lancaster Bancshares, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following documents are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 as filed with the Commission on September 7, 1996 (Commission File No. 0-20899).

     (b) The Company's Quarterly Report on Form 10QSB for the quarter ended September 30, 1996, as filed with the Commission on November 13, 1996 (Commission File No. 0-20899).

     (c) The Company's Quarterly Report on Form 10QSB for the quarter ended December 31, 1996, as filed with the Commission on February 13, 1997 (Commission File No. 0-20899).

     (d) The description of the Company's securities as contained in the Registration Statement on Form SB-2, as filed with the Commission on March 15, 1996 and as amended on May 2, 1996 (Registration No. 333-2468).

     ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE ("COMMON STOCK") OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SHARES OF COMMON STOCK THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------

        Not applicable, as the Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------
        Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Directors, officers and employees of the Company and/or First Lancaster Federal Savings Bank ("the Bank") may be entitled to benefit from the indemnification provisions contained in the Delaware General Corporation Law (the "DGCL"),
the Company's Certificate of Incorporation, and federal regulations applicable to the Bank. The general effect of these provisions is summarized below:

DELAWARE GENERAL CORPORATION LAW

     Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding of any type, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, may not, of itself, create a presumption that these standards have not been met.

     A Delaware corporation may also indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that such person is fairly and reasonably entitled to be indemnified.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding described above indemnification against expenses (including attorneys' fees) actually and reasonably incurred by him is mandatory.

     Any determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) must be made by a majority of the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

     Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section is not exclusive.

     In addition, a corporation shall have power to purchase and maintain insurance against any liability of individuals whom the corporation is required to indemnify.

Article XVII of the Certificate of Incorporation of the Company
---------------------------------------------------------------
     In addition to the statutory provision described above,
Article XVII of the Company's Certificate of Incorporation also provides for indemnification. With certain exceptions, the indemnification provided for by Article XVII is identical to the statutory provision. Article XVII states explicitly, however, that the indemnification provided by the Article shall
be deemed to be a contract between the Company and the persons entitled to indemnification thereunder and further provides the indemnification and advance payment of expenses provided thereunder continues even after the individual ceases to hold a position with the Company and inures to the benefit of his or her heirs, executors and administrators.

Federal Regulations Providing for Indemnification of Directors
and Officers of First Lancaster Federal Savings Bank
--------------------------------------------------------------

     Federal regulations require that the Bank indemnify any person against whom an action is brought by reason of that person's role as a director or officer of the Bank for (i) any judgments resulting from the action; (ii) reasonable costs and expenses (including attorney's fees) incurred in connection with the defense or settlement of such action; and (iii) reasonable costs and expenses (including attorney's fees) incurred in connection with enforcing the individual's indemnification rights against the Bank, assuming a final judgment is obtained in his favor.

     The mandatory indemnification provided for by federal regulations is limited to (i) actions where a final judgment on the merits is in favor of the officer or director and (ii) in the case of a settlement, final judgment against the director or officer or final judgment not on the merits, except as to where the director or officer is found negligent or to have committed misconduct in the performance of his or her duties, where a majority of the Board of Directors of the Bank determines that the director or officer was acting in good faith within what he was reasonably entitled to believe was the scope of his or her employment or authority for a purpose that was in the best interests of the Bank or its members or stockholders.

     In addition, the Bank has a directors' and officers' liability policy providing for insurance against certain liabilities incurred by directors and officers of the Bank while serving in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

       Not Applicable.

ITEM 8.  EXHIBITS
------

     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS
------

     1.     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1934, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Lancaster, Commonwealth of Kentucky, on January 9, 1997.

                    FIRST LANCASTER BANCSHARES, INC.

                    By:  /s/ Virginia R. S. Stump
                         -------------------------------------
                         Virginia R. S. Stump
                         President and Chief Executive Officer
                         (Duly Authorized Representative)

                       POWER OF ATTORNEY
     We, the undersigned Directors of First Lancaster Bancshares, Inc., hereby severally constitute and appoint Virginia R. S. Stump, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Virginia R. S. Stump may deem necessary or advisable to enable First Lancaster Bancshares, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration on Form S-8 of First Lancaster Bancshares, Inc. common stock that may be awarded pursuant to the First Lancaster Bancshares, Inc. Stock Option and Incentive Plan or the First Lancaster Federal Savings Bank Management Recognition Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Virginia
R. S. Stump shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                      Title                        Date
-----------                      -----                        -----

/s/ Virginia R.S. Stump     Chairman of the Board,         January 9, 1997
-----------------------     President and Chief
Virginia R. S. Stump        Executive Officer
                            (Principal Executive, Financial
                            and Accounting Officer)

/s/ Tony A. Merida          Vice Chairman of the Board     January 9, 1997
-----------------------     and Executive Vice President
Tony A. Merida

/s/ David W. Gay            Director                       January 9, 1997
----------------------
David W. Gay

/s/ Roger S. Grubbs         Director                       January 9, 1997
----------------------
Roger S. Grubbs

/s/ Jane G. Simpson         Director                       January 9, 1997
----------------------
Jane G. Simpson

/s/ Ronald L. Sutton         Director                      January 9, 1997
----------------------
Ronald L. Sutton

/s/ Jack C. Zanone           Director                      January 9, 1997
---------------------
Jack C. Zanone